Exhibit 99.1

Safeway Inc. Announces Declaration of a Special Stock Dividend

to Spin-Off Blackhawk Network Holdings, Inc.

PLEASANTON, CA – March 24, 2014 – Safeway Inc. (NYSE: SWY) announced today that its Board of Directors declared a special stock dividend to its stockholders of all of the 37,838,709 shares of Class B common stock of Blackhawk Network Holdings, Inc. owned by Safeway, representing approximately 94.2% of the total outstanding shares of Blackhawk’s Class B common stock and approximately 72.0% of the total number of shares of Blackhawk common stock of all classes outstanding. The date of distribution by Safeway of the special stock dividend (the “Distribution Date”) is contemplated to be April 14, 2014. Blackhawk’s Class A common stock presently trades on the Nasdaq Global Select Market under the symbol “HAWK.” Shares of Blackhawk Class B common stock are not currently traded on any stock exchange but, upon completion of the spin-off, are expected to trade on the Nasdaq Global Select Market under the symbol “HAWKB.” Blackhawk’s Class B common stock has 10 votes per share, and Blackhawk’s Class A common stock has one vote per share.

The distribution by Safeway of the special stock dividend will be made on the Distribution Date to all Safeway stockholders of record on April 3, 2014 (the “Record Date”). The distribution will take place in the form of a pro rata dividend of Blackhawk Class B common stock to each Safeway stockholder of record on the Record Date. As of March 21, 2014, Safeway had approximately 230.3 million shares of its common stock outstanding. Accordingly, it is anticipated that Safeway stockholders will receive approximately 0.164308 of a share of Blackhawk Class B common stock for every share of Safeway common stock held as of the Record Date, less any shares of Blackhawk Class B common stock withheld in respect of applicable withholding taxes. The final distribution ratio for the stock dividend will be calculated by dividing the number of shares of Blackhawk Class B common stock to be distributed by the number of shares of Safeway common stock outstanding on the Record Date. No fractional shares of Blackhawk stock will be distributed. Instead, Safeway stockholders will receive cash in lieu of any fraction of a share of Blackhawk stock that they otherwise would have received.

Information Regarding the Spin-off Transaction

No vote or action is required by Safeway’s stockholders in order to receive the special stock dividend of shares of Blackhawk Class B common stock. Safeway stockholders of record on the Record Date will receive account statements reflecting their ownership interest in shares of Blackhawk Class B common stock. The Blackhawk shares issued in the distribution will be in book-entry form. Safeway stockholders who hold their shares through brokers or other nominees will have their shares of Blackhawk stock credited to their accounts by their nominees or brokers. For additional information, registered stockholders in the United States and Canada should contact Blackhawk’s transfer agent, Wells Fargo Shareowner Services, a division of Wells Fargo Bank, N.A., at 1-800-242-0813. Stockholders from outside the United States may call 1-651-450-4064.

Safeway plans to send an information statement regarding this transaction to its stockholders of record on the Record Date on or about April 8, 2014. The information statement will include details on the distribution, including, among other things, additional information about the ratio used to compute the number of Blackhawk shares distributed for each Safeway share, how fractional shares will be treated, and the spin-off’s expected tax consequences for Safeway stockholders. This information statement will be posted under the Investor Relations tab on Safeway’s website at www.safeway.com/investor_relations and on Blackhawk’s website at www.blackhawknetwork.com.

Trading in Shares of Stock Between Record Date and Distribution Date

From the Record Date and up to and including the Distribution Date, it is expected that there will be two markets in Safeway common stock, a “regular way” market and a “when-issued” market. Shares of Safeway common stock that trade in the regular way market will carry an entitlement to the special stock dividend of shares of Blackhawk Class B common stock. Therefore, if you own shares of Safeway common stock and sell those shares in the regular way market prior to or on the Distribution Date, you also will be selling your right to receive the special stock dividend of shares of Blackhawk Class B common stock. The New York Stock Exchange is expected to authorize a when-issued market for Safeway common stock on or about two business days prior to the Record Date. Shares of Safeway common stock that trade on the when-issued market under the symbol “SWYWI” will trade without the right to receive shares of Blackhawk stock in connection with the distribution. Starting on April 15, 2014 (the business day following the distribution of the Class B shares of Blackhawk) the “regular way” market for Safeway will be trading “ex” or without the entitlement of the Class B shares of Blackhawk. In addition, the “when issued” market of Safeway (“SWYWI”) will no longer be available.

It also is expected that a when-issued market for the shares of Blackhawk Class B common stock to be distributed in the spin-off will develop on or about two business days prior to the Record Date on the Nasdaq Global Select Market under the symbol “HAWKV.” Shares of Blackhawk Class B common stock are not currently traded on any stock exchange. Starting on April 15, 2014 (the business day following the distribution of the Class B shares of Blackhawk) the Blackhawk Class B common stock is expected to begin trading on the Nasdaq Global Select Market under the symbol “HAWKB,” and the “when issued” market of Blackhawk Class B common stock (“HAWKV”) will no longer be available.

If you sell your shares of Safeway common stock prior to or on the Distribution Date, you also may be selling your right to receive the special stock dividend of shares of Blackhawk stock. You are encouraged to consult your financial advisor regarding the specific implications of selling Safeway common stock prior to or on the Distribution Date.

U.S. Federal Income Tax Consequences

As previously announced, Safeway and Albertsons have announced an agreement under which AB Acquisition LLC will acquire Safeway (the “Merger”). Assuming that the acquisition of Safeway by AB Acquisition LLC is completed as contemplated by the Agreement and Plan of Merger entered into by Safeway and AB Acquisition LLC on March 6, 2014, it is expected that the stock dividend will constitute a taxable distribution to Safeway and Safeway’s stockholders for U.S. federal income tax purposes. In anticipation of the completion of the Merger, Safeway intends to treat the special stock dividend as a taxable distribution to Safeway stockholders for U.S. federal income tax purposes, including for purposes of the U.S. federal tax withholding rules. Accordingly, the amount of the special stock dividend otherwise payable to certain Safeway stockholders, including non-U.S. stockholders, will be reduced in connection with any applicable withholding taxes. The U.S. federal income tax consequences of the special stock dividend will be described in greater detail in the information statement to be sent to stockholders on or about April 8, 2014.

This information will also be posted under the Investor Relations tab on Safeway’s website at www.safeway.com/investor_relations and on Blackhawk’s website at www.blackhawknetwork.com.

Safeway stockholders are urged to contact their tax advisors regarding this transaction and the related tax consequences, including potential withholding tax consequences.

About Safeway Inc.

Safeway Inc., which operates Safeway, Vons, Pavilions, Randalls, Tom Thumb, and Carrs stores, is a Fortune 100 company and one of the largest food and drug retailers in the United States with sales of $36.1 billion in 2013. The company operates 1,335 stores in 20 states and the District of Columbia, 13 distribution centers and 20 manufacturing plants, and employs approximately 138,000 employees. The company’s common stock is traded on the New York Stock Exchange under the symbol SWY. For more information, please visit www.Safeway.com.

Forward-Looking Statements

This press release contains certain forward-looking statements about the proposed spin-off of Blackhawk by Safeway, including about the effect thereof on the respective businesses and operations of the companies. These statements are based on management’s assumptions and beliefs in light of the information currently available to it. These statements are indicated by words such as “expects,” “will,” “plans,” “intends,” “anticipates,” “estimates” and “is.” No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur. Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither Safeway nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond Safeway’s control. Safeway undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For additional information please refer to Safeway’s most recent Form 10-K, 10-Q and 8-K reports filed with the Securities and Exchange Commission (“SEC”).

Additional Information About the Acquisition and Where to Find it

This press release does not constitute a solicitation of any vote or approval in respect of the proposed Merger transaction involving Safeway and Albertsons. In connection with the Merger, Safeway intends to file with the SEC and furnish to its stockholders a proxy statement and other relevant documents. Stockholders are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about Safeway, Albertsons and the proposed transaction. The proxy statement and other relevant materials (when they become available), and any other documents we file with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov, at Safeway’s website at www.Safeway.com or by sending a written request to Safeway at 5918 Stoneridge Mall Road, Pleasanton, California 94588, Attention: Investor Relations.

Participants in the Solicitation

Safeway and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from the stockholders of Safeway in favor of the Merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Safeway’s stockholders in connection with the proposed transaction will be set forth in the proxy statement. You can find more information about Safeway’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 28, 2013 and in its definitive proxy statement filed with the SEC on Schedule 14A on April 1, 2013.

For Safeway:

Investors:

Christiane Pelz 925-467-3832 or Melissa Plaisance 925-467-3136

Media:

Teena Massingill 925-467-3810 or Brian Dowling 925-467-3878